Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8, No. 333-92143) pertaining to the 1999 Stock Option Plan of Southwest Bancorp, Inc.

(2)	Registration Statement (Form S-8, No. 333-120685) pertaining to the 1999 Stock Option Plan of Southwest Bancorp, Inc.

(3)	Registration Statement (Form S-8, No. 33-97850) pertaining to the Employee Stock Purchase Plan of Southwest Bancorp, Inc.

(4)	Registration Statement (Form S-8, No. 333-147249) pertaining to the 1999 Stock Option Plan of Southwest Bancorp, Inc.

(5)	Registration Statement (Form S-3, Nos. 333-151384 and 151384-3) pertaining to the shelf registration of securities of Southwest Bancorp, Inc.

(6)	Registration Statement (Form S-8, No. 333-155648) pertaining to the 2008 Stock Based Award Plan of Southwest Bancorp, Inc.

(7)	Registration Statement (Form S-3, No. 333-156572) pertaining to the Capital Purchase Program participation by Southwest Bancorp, Inc.

(8)	Registration Statement (Form S-3, No. 333-165451) pertaining to the shelf registration of securities of Southwest Bancorp, Inc.

of our reports dated March 13, 2012, with respect to the consolidated financial statements of Southwest Bancorp, Inc., and the effectiveness of internal control over financial reporting of Southwest Bancorp, Inc., included in this Annual Report (Form 10-K) of Southwest Bancorp, Inc. for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Tulsa, Oklahoma
March 13, 2012